EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended September 5, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (October 2009 – September 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.2%	1.2%	-0.6%	4.2%	-5.2%	-4.4%	1.6%	-4.4%	10.5%	-28.6%	-0.4	-0.5
B**	1.2%	1.2%	-0.9%	3.7%	-5.8%	-5.0%	0.9%	-5.0%	10.5%	-29.9%	-0.4	-0.6
Legacy 1***	1.2%	1.2%	0.8%	6.1%	-3.2%	-2.5%	N/A	-2.5%	10.3%	-23.7%	-0.2	-0.3
Legacy 2***	1.2%	1.2%	0.7%	6.0%	-3.4%	-2.8%	N/A	-2.8%	10.3%	-24.4%	-0.2	-0.4
Global 1***	1.2%	1.2%	1.0%	6.4%	-2.6%	-3.2%	N/A	-3.2%	9.9%	-21.9%	-0.3	-0.4
Global 2***	1.2%	1.2%	0.8%	6.2%	-2.9%	-3.5%	N/A	-3.5%	9.8%	-22.4%	-0.3	-0.5
Global 3***	1.2%	1.2%	-0.3%	4.7%	-4.4%	-5.2%	N/A	-5.2%	9.9%	-27.9%	-0.5	-0.7

S&P 500 Total Return Index****	0.2%	0.2%	10.2%	21.7%	23.7%	16.1%	8.3%	16.1%	13.2%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	-2.3%	-2.3%	14.4%	11.0%	1.9%	6.9%	6.7%	6.9%	11.4%	-15.5%	0.6	1.1
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	25%					25%
Energy	6%	Short	Brent Crude Oil	1.8%	Short	6%	Short	Brent Crude Oil	1.8%	Short
			Heating Oil	1.1%	Short			Heating Oil	1.1%	Short
Grains/Foods	12%	Short	Corn	2.2%	Short	12%	Short	Corn	2.2%	Short
			Wheat	1.7%	Short			Wheat	1.7%	Short
Metals	7%	Long	Gold	3.0%	Short	7%	Long	Gold	3.0%	Short
			Zinc LME	1.1%	Long			Zinc LME	1.1%	Long
FINANCIALS	75%					75%
Currencies	22%	Long $	Euro	4.4%	Short	22%	Long $	Euro	4.4%	Short
			Japanese Yen	3.2%	Short			Japanese Yen	3.2%	Short
Equities	28%	Long	S&P 500	6.8%	Long	28%	Long	S&P 500	6.8%	Long
			Hang Seng Index	2.9%	Long			Hang Seng Index	2.9%	Long
Fixed Income	25%	Long	Bunds	7.3%	Long	25%	Long	Bunds	7.3%	Long
			Long Gilts	3.2%	Long			Long Gilts	3.2%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets declined nearly 7% after the U.S. Energy Information Administration reported stockpiles of U.S. supplies rose more than expected.  Crude oil markets also fell, driven lower by forecasts of weak European demand and on reduced concerns about future supplies that followed the cease-fire agreement between Ukraine and Russia.

Grains/Foods
Corn markets declined to 4-year lows in anticipation of record-high crops yields this year.  In the livestock markets, lean hogs and live cattle prices rallied sharply as large commodity funds bought aggressively in an attempt to take advantage of recent price uptrends.  Sugar prices fell to 7-month lows in reaction to elevated global supplies and weak demand.

Metals
The price of gold fell nearly 2% due to pressure from a stronger U.S. dollar and upbeat U.S. economic data.  Copper prices moved higher after reports U.S. construction spending increased last month.  Nickel prices rallied in excess of 4% following the announcement of new, proposed legislation in the Philippines; if passed, the new law would ban the export of unprocessed nickel ore.

Currencies
The euro weakened sharply against global counterparts after the European Central Bank announced plans to aid the ailing Eurozone economy by cutting its main refinancing rate to a record-low and by increasing its asset-buying initiatives.  The U.S. dollar benefitted from the euro’s decline as concerned European investors liquidated positions and shifted their focus towards the U.S. markets.  The Japanese yen fell after the Bank of Japan announced their quantitative easing initiatives will continue.

Equities
European equity markets advanced sharply after the ECB announced further stimulus efforts and after the ceasefire between Ukraine and Russia was announced.  U.S. equity markets also finished higher, fueled by strong consumer sentiment data and by beliefs a weaker-than-expected employment report was a sign interest rate hikes may not occur in the near-term.  Japan’s Nikkei 225 index rallied nearly 2%, supported by weakness in the yen.

Fixed Income
U.S. Treasury and German Bund markets experienced steep declines as the ceasefire in Ukraine and bullish U.S. economic data early in the week prompted liquidations.  U.K. fixed-income markets moved lower due to an unexpected increase in U.K. services data.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.